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Exhibit 5.1

505 Montgomery Street, Suite 2000 San Francisco, California 94111-2562 Tel: (415) 391-0600 Fax: (415) 395-8095 www.lw.com
[LATHAM & WATKINS LLP LOGO]	FIRM/AFFILIATE OFFICES
October 27, 2005	Boston Brussels Virginia Chicago Frankfurt Hamburg Hong Kong London Los Angeles Milan Moscow New Jersey	New York Northern Orange County Paris San Diego San Francisco Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

New Athletics, Inc.
440 Kings Village Road
Scotts Valley, CA 95066

Re:	Registration Statement on Form S-4 (File No. 333-126098); 8,190,739 shares of Common Stock, par value $0.0001 per share, of New Athletics, Inc. (the "Common Stock")

Ladies and Gentlemen:

        In connection with the registration statement on Form S-4 filed on June 24, 2005 (File No. 333-126098) (as amended from time to time, the "Registration Statement") by New Athletics, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the proposed issuance of up to 8,190,739 shares of Common Stock (each, a "Share" and collectively, the "Shares") pursuant to that certain Agreement and Plan of Merger, dated as of March 14, 2005 (as amended to date, the "Merger Agreement"), by and among the Company, Trikon Technologies, Inc., a Delaware corporation ("Trikon"), Aviza Technology, Inc., a Delaware corporation ("Aviza"), Baseball Acquisition Corp. I, a Delaware corporation and wholly owned subsidiary of the Company, and Baseball Acquisition Corp. II, a Delaware corporation and wholly owned subsidiary of the Company, you have requested our opinion with respect to the matters set forth below. The Merger Agreement provides that, upon consummation of the merger transactions contemplated by the Merger Agreement (collectively, the "Mergers"), each share of Trikon common stock will be converted into the right to receive a number of Shares equal to the Trikon Exchange Ratio (as such term is defined in the Merger Agreement) and each share of Aviza common stock and Aviza series A preferred stock will be converted into the right to receive a number of Shares equal to the Aviza Exchange Ratio (as such term is defined in the Merger Agreement). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the Proxy Statement/Prospectus, other than as to the validity of the Shares.

        As special counsel to the Company, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

        We are opining herein only as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

        Subject to the foregoing, it is our opinion that, as of the date hereof, when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been delivered and paid for in the manner contemplated by the Merger Agreement and the Registration Statement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.

        This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Proxy Statement/Prospectus under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
/s/ LATHAM & WATKINS LLP

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  Exhibit 5.1